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                                                                    EXHIBIT 10.1




                           THE L. E. MYERS CO. GROUP
                             1995 STOCK OPTION PLAN


     1. STATEMENT OF PURPOSE. The purpose of this Stock Option Plan (the "Plan") is to benefit The L. E. Myers Co. Group (the "Company") and its subsidiaries through the maintenance and development of management by offering certain present and future key individuals a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging them to continue their involvement with the Company or its subsidiaries.

     2. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board"), consisting of not less than two members of the Board who are not employees or officers of the Company or any of its subsidiaries. Each member of the Committee shall be appointed from time to time by the Board and shall serve at the pleasure of the Board. Only "disinterested persons", as such term is defined in Section 16b-3(c)(2)(i) of the Securities Exchange Act of 1934 (as amended), shall serve as members of the Committee. The Board of Directors may from time to time, create a management subcommittee consisting of officers of the Company, and delegate to such subcommittee the authority to grant options to non-officer employees of the Company subject to subsequent ratification of the grants by the Committee.

     Subject to the terms of the Plan, the Committee shall have the authority, in its sole discretion, (a) to determine the individuals to whom options are granted under the Plan; (b) to determine the number of shares subject to each option; (c) to determine the exercise price per share of each option (subject to Section 5 of the Plan); (d) to determine the time or times when options are granted; (d) to determine the time or times when, or conditions upon which, each option becomes exercisable; (e) to accelerate the exercisability of any option granted pursuant to the Plan including with respect to options held by employees whose employment has been terminated by reason of death, permanent disability or retirement; (f) to determine the term of each option (subject to Section 6 of the Plan); (g) to prescribe the form or forms of agreements which evidence options granted under the Plan; and (h) to interpret the Plan and to adopt rules or regulations (consistent with the terms of the Plan) which, in the Committee's opinion, may be necessary or advisable for the administration of the Plan. Any action taken or decision made by the Committee in connection with the administration and interpretation of the Plan shall, to the extent permitted by law, be conclusive and binding upon grantees of options under the Plan, including any transferee or assignee of any option granted under the Plan or any person claiming rights under or through such optionee.

     3. ELIGIBILITY. Options may be granted to key employees of the Company and its subsidiaries selected initially and from time to time thereafter by the Committee in its sole discretion on the basis of their importance to the business of the Company or its subsidiaries.

     4. GRANTING OF OPTIONS. Options may be granted under the Plan under which a total of not in excess of 300,000 shares of common stock of the Company, $1.00 par value, ("Common Stock") may be purchased from the Company, subject to adjustment as provided in Section 10. Options granted under the Plan will not be treated as incentive stock options as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

     In the event that an option expires or is terminated or canceled unexercised as to any shares, such released shares may be made the subject of options granted hereunder (including without limitation options granted in substitution for canceled options). Shares subject to options may be made available from unissued or reacquired shares of Common Stock.

     5. OPTION EXERCISE PRICE. The option exercise price of each option shall be determined by the Committee and, subject to the provisions of Section 10 hereof, shall be not less than 100% of the fair market value, at the time the option is granted, of the shares of Common Stock subject to the option. Any determination of the fair market value or of the method of computing fair market value of a share of



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Common Stock made by the Committee pursuant to any provision of this Plan shall be final, binding and conclusive on all parties.

     6. DURATION OF OPTIONS, INCREMENTS, AND EXTENSIONS. (a) Subject to the provisions of Paragraph 8, each option shall be for a term of not more than ten years as shall be determined by the Committee at the date of the grant. The Committee shall have the authority to determine with respect to each option the time or times at which, or the conditions upon which, any option, or portions thereof, shall become exercisable.

     (b) The Committee, in its discretion, may accelerate the exercisability of all or any portion of any option; or (ii) at any time prior to the expiration or termination of any option previously granted, extend the term of any option for such additional period as the Committee in its discretion shall determine, except that the aggregate term of any such option, including the original term of the option and any extensions thereof, shall in no event exceed ten years from the date of the original grant.

     7. EXERCISE OF OPTIONS. (a) An option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased in cash or by check, except that the Committee may permit, in its discretion, the purchase price to be paid in any other manner, including but not limited to, payment, in whole or in part, by the delivery to the Company of shares of Common Stock in such manner as the Committee may specify. Shares of the Common Stock delivered upon exercise of an option shall be valued at their fair market value as of the close of business on the date preceding the date of exercise as determined by the Committee.

     (b) At the time of any exercise of any option, the Company may, if it shall determine it necessary or desirable for any reason, require the optionee (or his heirs, legatees, or legal representative, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the optionee upon his exercise of part or all of the option and a stop transfer order may be placed with the transfer agent.

     (c) Each option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or federal law or approval of any regulatory body is necessary or desirable as a condition of or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     (d) At the time of the exercise of any option, the Company may require, as a condition of the exercise of such option, that the optionee pay to the Company, in such manner and under such conditions as the Committee may specify, an amount equal to the amount of the tax the Company may be required to withhold as a result of the exercise of such option by the optionee.

     8. EXERCISE AFTER TERMINATION OF EMPLOYMENT. (a) Any optionee whose employment is terminated for any reason other than death, permanent disability, or retirement may exercise his or her option to the extent exercisable at the date of such termination at any time during its specified term prior to the 90th day after the date of such termination, provided, however, that if the optionee's employment is terminated for cause such optionee's option shall expire and all rights to purchase shares pursuant thereto shall terminate immediately. Temporary absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its subsidiaries, shall not be considered to terminate employment or to interrupt continuous employment.

     (b) In the event of termination of employment because of death, permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as subsequently amended) or retirement (as hereinafter defined), the option may be exercised to the extent exercisable at the date of such termination (or to the extent exercisability has been accelerated by the Committee in its sole discretion) by the optionee or, if the optionee is not living, by the optionee's heirs, legatees, or legal representative, as the case may be, at any time during its specified term prior to the third anniversary of the date of death,



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permanent disability or retirement (as hereinafter defined). Retirement as used herein shall mean termination of employment (other than for death or disability) at any date after (i) the employee reaches age 60 and (ii) the sum of the terminated employee's age added to the number of years such employee was employed by the Company or any of its subsidiaries is equal to or greater than 75.

     (c) Notwithstanding the provisions of 8(a) and 8(b) above, the Committee may specify other provisions in the form of agreement evidencing an option with respect to the exercise of such option after the optionee's termination of employment.

     9. NON-TRANSFERABILITY OF OPTIONS. Except as provided below, no option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 (as amended), and each option shall be exercisable during an optionee's lifetime only by such optionee.

     Notwithstanding the above, the Committee may, in its discretion, grant an option which would permit the optionee, at any time prior to his or her death, to transfer or assign all or any portion of such option to: (i) his or her spouse or lineal descendants or the spouse or spouses of his or her lineal descendants; (ii) the trustee of a trust established for the benefit of his or her spouse or lineal descendants or the spouse or spouses of his or her lineal descendants; or (iii) a partnership whose only partners are the spouse and/or lineal descendants and/or the spouse or spouses of the lineal descendants of the optionee; provided that the form of agreement evidencing such option specifically sets forth the transfer limitations, the optionee receives no consideration from the transferee or assignee, and the transferee or assignee is subject to all the conditions applicable to the option prior to the grant. Any such transfer or assignment shall be evidenced by an appropriate written document executed by the optionee and a copy of such document shall be delivered to the Committee on or prior to the effective date of the transfer or assignment.

     10. ADJUSTMENT. (a) In the event that the Company's outstanding Common Stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to this Plan and to options under this Plan shall be proportionately adjusted.

     (b) In case of any capital reorganization, or of any reclassification of the Common Stock or in case of a consolidation of the Company with or the merger of the Company with or into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of outstanding shares of Common Stock) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, the Company, or the corporation resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, shall determine that upon exercise of options granted under the Plan after such capital reorganization, reclassification, consolidation, merger or sale there shall be issuable upon exercise of an option a kind and amount of shares of stock or other securities or property (which may, as an example, be a fixed amount of cash equal to the consideration paid to stockholders of the Company for shares transferred or sold by them) which the holders of the Common Stock (immediately prior to the time of such capital reorganization, reclassification, consolidation, merger or sale) are entitled to receive in such transaction as in the judgement of the Board of Directors is required to compensate equitably for the effect of such event upon the exercise rights of the optionees. The above provisions of this paragraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers and sales.

     (c) In the event of any such adjustment the purchase price per share shall be appropriately adjusted.

     11. DIVIDEND EQUIVALENT PAYMENTS. The Committee, in its sole discretion, may provide with respect any option granted under the Plan that, on each date on which cash dividends are paid on shares of Common Stock the Company will pay to the optionee holding such option an amount in cash equal to the amount of the dividends that would have been paid to such optionee had the optionee owned that number of shares of Common Stock for which such option is then currently exercisable or for that number of shares for which such option was granted regardless of whether or not such option is currently exercisable.

     12. AMENDMENT OF PLAN. The Board may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall change or impair any option previously granted without the consent of the optionee, increase the maximum number of shares which may be purchased by all optionees, change the minimum purchase price, or permit granting of options to the members of the





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Committee.

     13. CONTINUED EMPLOYMENT. Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any optionee any right to continue to be employed by the Company or any subsidiary of the Company, or interfere in any way with the right of the Company or its subsidiaries to terminate such optionee's employment at any time.

     14. EFFECTIVE DATE. On March 22, 1995, the Plan as previously authorized was approved, effective January 3, 1995, by the Board of Directors who directed that the Plan be submitted to the stockholders of the Company for approval. If the Plan is approved by the affirmative vote of the holders of a majority of the shares of Common Stock of the Company voting in person or by proxy at a duly held stockholders' meeting, the Plan shall be deemed to have become effective on January 3, 1995. Options may be granted under the Plan prior to approval by stockholders of the Company and, in each such case, the date of grant shall be determined without reference to the date of approval of the Plan by stockholders of the Company; provided, however, that if the Plan has not been approved by stockholders at or prior to the 1995 annual meeting of stockholders of the Company (or any adjournments thereof), then all options granted hereunder shall be canceled and void.





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